UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1200 Summit Ave

Suite 414

Fort Worth, Texas 76102

(817) 529-2300

April 17, 2026

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Sanara MedTech Inc., a Texas corporation (the “Company”). The Annual Meeting will be held on Thursday, June 4, 2026 at 10:00 a.m. Central Time. In order to facilitate shareholder attendance and participation, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting.

If you are a shareholder of record, in order to attend our Annual Meeting virtually via the Internet, you must log in to www.virtualshareholdermeeting.com/SMTI2026 using the 16-digit control number on the Notice Regarding the Availability of Proxy Materials or the proxy card that accompanied these proxy materials. Enclosed are the Notice of Annual Meeting of Shareholders and the Proxy Statement, which describe the business that will be acted upon at the Annual Meeting, as well as our 2025 Annual Report, which includes our audited financial statements, and your proxy card, which contains instructions for how to vote.

As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, or telephone, or by signing, dating and returning the enclosed proxy card. Whether or not you expect to attend the virtual Annual Meeting, please read the enclosed Proxy Statement carefully, and then vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, and you receive these materials through such nominee, please complete and return the materials in accordance with the instructions provided to you by such broker, bank or other nominee, or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the virtual Annual Meeting and vote your shares. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting. Only shareholders who held shares at the close of business on the record date, April 8, 2026, may vote at the Annual Meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Annual Meeting virtually. Thank you for your support of our company. I look forward to your virtual participation at the Annual Meeting.

Sincerely,

/s/ Seth D. Yon
Seth D. Yon
President and Chief Executive Officer

SANARA MEDTECH INC.

1200 Summit Ave

Suite 414

Fort Worth, Texas 76102

(817) 529-2300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Sanara MedTech Inc., a Texas corporation (the “Company”), will be held electronically as a virtual meeting on June 4, 2026 at 10:00 a.m. Central Time, to be conducted in a virtual format only via live audio webcast.

In order to attend our Annual Meeting virtually via the Internet, you must log in to www.virtualshareholdermeeting.com/SMTI2026 using the 16-digit control number on the Notice Regarding the Availability of Proxy Materials, the proxy card or the voting instruction form that accompanied these proxy materials. There is no physical location for the Annual Meeting.

At the Annual Meeting, shareholders will consider and act on the following items:

(1)	the election of nine directors to serve on the Board of Directors, each to serve a term expiring at our 2027 annual meeting of shareholders and until his or her successor has been duly elected and qualified;

(2)	the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Proxy Statement; and

(4)	the approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.

Shareholders will also transact such other business that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 8, 2026 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection at our headquarters during regular business hours for at least ten (10) calendar days prior to the Annual Meeting. If you would like to review the list, please contact our Investor Relations department by emailing IR@sanaramedtech.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to virtually attend the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting, please vote in advance of the Annual Meeting by following the instructions on the Notice Regarding the Availability of Proxy Materials or your proxy card, as applicable, in order to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, and you receive these materials through such nominee, please complete and return the materials in accordance with the instructions provided to you by such broker, bank or other nominee or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting virtually and vote during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2026:

As permitted by the “Notice and Access” rules of the Securities and Exchange Commission, we are making this notice and the accompanying Proxy Statement, proxy card and 2025 Annual Report available to shareholders electronically via the Internet at the following website: www.proxyvote.com.

By Order of the Board of Directors,

/s/ Seth D. Yon
Seth D. Yon
President and Chief Executive Officer

April 17, 2026

SANARA MEDTECH INC.

1200 Summit Ave

Suite 414

Fort Worth, Texas 76102

(817) 529-2300

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2026

Unless the context otherwise requires, references in this proxy statement (this “Proxy Statement”) to “Sanara MedTech,” “Sanara,” the “Company,” “we,” “us,” or “our” refer to Sanara MedTech Inc., a Texas corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Sanara MedTech Inc. to be voted at the 2026 annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on June 4, 2026, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any postponement(s) or adjournment(s) of the Annual Meeting. The Notice Regarding the Availability of Proxy Materials, or this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Shareholders and Annual Report for the year ended December 31, 2025 (the “Annual Report”) are expected to be first sent or given to shareholders on or about April 17, 2026.

The executive offices of the Company are located at, and the mailing address of the Company is, 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102.

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker, bank or nominee in order to vote your shares at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to shareholders by providing access to these documents over the Internet. Accordingly, on or about April 17, 2026, we will provide a Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. Shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials by contacting the telephone number or the email address found in the Notice or by visiting the website referred to in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the printing and distribution of our proxy materials.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice, which include the following:

(1)	the election of nine directors to the Board, each to serve until our 2027 annual meeting of shareholders and until his or her successor is duly elected and qualified (“Proposal 1”);

(2)	the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);

(3)	the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in this Proxy Statement (“Proposal 3”);

(4)	the approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation (“Proposal 4”); and

(5)	such other business that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Management will also be available to respond to questions from shareholders. To promote fairness, efficient use of the Company’s resources and ensure the most pertinent shareholder questions are able to be addressed, questions should be submitted in advance of the Annual Meeting. Please submit your questions by email to IR@sanaramedtech.com, prior to 5:00 p.m. Central Time on June 2, 2026. If time allows, management will also consider questions submitted by shareholders during the Annual Meeting, which may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/SMTI2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, the proxy card or the voting instruction form to submit questions at the Annual Meeting.

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What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, SEC rules allow us to send only one copy of the Notice or one set of proxy materials, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate Notice or set of proxy materials in the future, he or she may contact us at Sanara MedTech Inc., 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102, Attn: Investor Relations, by calling (817) 529-2300 or emailing IR@sanaramedtech.com. Eligible shareholders of record receiving multiple copies of the Notice or the proxy materials can request householding by contacting us in the same manner. Shareholders who own shares through a broker, bank or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or the proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address, phone number or email set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a Notice or proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all of your shares are voted.

Why have a virtual meeting?

We are hosting a virtual Annual Meeting to provide expanded access, improved communication and cost savings for our shareholders and the Company. Hosting a virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world.

What do I need to do to attend the virtual Annual Meeting?

We will be hosting the Annual Meeting online via live audio webcast. A summary of the information you need to attend the Annual Meeting online is provided below:

Record Holders. If you were a shareholder of record (i.e., you held your shares through book entry or a certificate registered in your name) on April 8, 2026, you may virtually attend and participate in the Annual Meeting by logging in to www.virtualshareholdermeeting.com/SMTI2026 using the 16-digit control number on the Notice or the proxy card that accompanied the proxy materials. If you are not a shareholder or do not have a control number, you will not be able to participate. If you are a shareholder of record and you have misplaced your Notice or proxy card or encounter any issues or difficulties with registration, please call Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) at (844) 942-0759.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Time on June 4, 2026. You may join the Annual Meeting by accessing www.virtualshareholdermeeting.com/SMTI2026 using the 16-digit control number on the Notice or proxy card that accompanied the proxy materials. We encourage our shareholders to access the meeting in advance of the designated start time. Online check-in will begin at 9:45 a.m. Central Time and you should allow ample time for the check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing www.virtualshareholdermeeting.com/SMTI2026. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the website.

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Beneficial Owners. If you were a beneficial owner on April 8, 2026 (i.e., you held your shares in “street name” through an intermediary, such as a broker, bank or other nominee), you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through your broker, bank or other nominee.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 8, 2026 (the “Record Date”). The Record Date was established by the Board. On the Record Date, 9,164,757 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the shareholders?

Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Formation (the “Certificate of Formation”) prohibits cumulative voting rights for the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote on any matter at the Annual Meeting is necessary and sufficient to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or a majority of the shares represented at the Annual Meeting may adjourn the meeting. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. For the purposes of this virtual Annual Meeting, presence “in person” is satisfied by attending the virtual meeting online.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Broadridge, the Company’s transfer agent, you are considered the shareholder of record with respect to those shares. The Notice or the proxy materials, as applicable, will be sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The Notice or the proxy materials will be forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker, bank or other nominee does not have discretionary authority to vote your shares with respect to Proposal 1, Proposal 3 or Proposal 4. Your broker, bank or other nominee has discretionary authority to vote your stock with respect to Proposal 2. Therefore, if you do not provide voting instructions to your broker, bank or other nominee regarding Proposal 2, your broker, bank or other nominee will be permitted to vote your stock at its discretion.

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How do I vote my shares?

Record Holders. If you are a record holder, you may vote your shares via one of the following methods:

●	Voting at the Annual Meeting
You will have the right to vote during the Annual Meeting at www.virtualshareholdermeeting.com/SMTI2026. To vote during the Annual Meeting, you will need to enter the 16-digit control number received with your Notice or proxy card.

●	Vote on the Internet
You may vote online by going to www.proxyvote.com and following the instructions provided in your Notice or proxy card. On the voting website, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on June 3, 2026.

●	Vote by Telephone
You may vote by telephone by dialing the telephone number shown on your Notice or proxy card. Have your Notice or proxy card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on June 3, 2026.

●	Vote by Mail
If you received or requested printed copies of the proxy materials by mail, you may choose to vote by mail by marking your proxy card, dating and signing it, and mailing your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to vote by mail, as it must be received by 11:59 p.m. Eastern Time on June 3, 2026.

The proxy card and voting instructions, as applicable, are fairly simple to complete. By completing and submitting the proxy card or by submitting your voting instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Seth D. Yon and Elizabeth B. Taylor to serve as the proxies for the Annual Meeting.

Beneficial Owners. If you hold some or all of your shares in “street name,” your broker, bank or other nominee should provide to you a request for voting instructions along with the Company’s proxy materials. Reference the materials provided by your broker, bank or other nominee to determine whether you may submit your voting instructions by Internet or telephone. You may also direct your nominee how to vote your shares by completing a voting instruction card. If you partially complete the voting instructions but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?”

Alternatively, if you hold your shares in “street name” and want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy, you will not be able to vote your “street name” shares virtually at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by a representative of Broadridge, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

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Can I vote my shares during the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares during the virtual meeting by following the instructions under “How do I vote my shares?”

If you hold your shares in “street name,” you may vote your shares during the virtual meeting by obtaining a proxy issued by your broker, bank or other nominee in advance of the Annual Meeting and following the instructions provided by your broker, bank or other nominee.

Even if you currently plan to attend the Annual Meeting virtually, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote “for” each of the director nominees or may “withhold” your vote as to one or more director nominees;

Proposal 2:	You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

Proposal 3:	You may vote “for,” “against” or “abstain” with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described herein; and

Proposal 4:	You may vote “1 Year,” “2 Years,” “3 Years,” or “abstain” with respect to the approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.

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What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1:	“FOR” the election of each of the director nominees;

Proposal 2:	“FOR” the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

Proposal 3:	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described herein; and

Proposal 4:	“3 YEARS” with respect to the frequency of future advisory votes on named executive officer compensation.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR”	the election of each of the director nominees under Proposal 1;

“FOR”	the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 under Proposal 2;

“FOR”	the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described herein, under Proposal 3; and

“3 YEARS”	with respect to the frequency of future advisory votes on named executive officer compensation, on an advisory basis, under Proposal 4.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee will be unable to vote those shares, except with respect to Proposal 2. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

●	Virtually attending the Annual Meeting and voting again online during the Annual Meeting. Your virtual attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares online during the Annual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy card bearing a later date by 11:59 p.m. Eastern Time on June 3, 2026.

●	Voting again on a later date via the Internet or telephone (only your latest proxy that is submitted prior to the Annual Meeting will be counted) by 11:59 p.m. Eastern Time on June 3, 2026.

●	Giving written notice of revocation to the Company, addressed to Ashley Mackey, the Company’s Controller, at the Company’s address above, which notice must be received before 5:00 p.m. Central Time on June 3, 2026.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

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What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the plurality of the votes cast by the holders of shares entitled to vote on the election of directors is required for the election of the director nominees (i.e., the nine director nominees who receive the most votes will be elected). Assuming the presence of a quorum, with respect to Proposal 2, Proposal 3 and Proposal 4, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting that are entitled to vote on Proposal 2, Proposal 3 and Proposal 4, respectively, and are actually voted is required to approve each such proposal.

How are abstentions and broker non-votes treated?

Any shareholder who is present at the Annual Meeting, either in person, which would include virtual attendance at the Annual Meeting, or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting, but may constitute broker non-votes, resulting in no vote being cast on your behalf with respect to Proposal 1, Proposal 3 and Proposal 4. See “What is a broker non-vote?”

Abstentions will not be counted as a vote in the election of directors and therefore will have no effect on the outcome of the vote with respect to Proposal 1. An affirmative abstention will have the same effect as a vote “against” Proposal 2 and Proposal 3. An affirmative abstention will have the same effect as a vote “against” each of the options in Proposal 4. Any other abstentions will not have an effect on the outcome of the vote with respect to Proposal 2, Proposal 3 and Proposal 4. Broker non-votes will not be considered in the vote total with respect to Proposal 1, Proposal 3 and Proposal 4 and will have no effect on the outcome of the vote with respect to such proposals.

We expect that broker non-votes will not be applicable to Proposal 2 because your broker has discretionary authority to vote your shares of common stock with respect to such proposal. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker, or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for nor or have an effect on Proposal 2. Accordingly, we urge you to direct your broker, bank or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker, bank or other nominee in order to vote your shares electronically at the Annual Meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Our shareholders do not have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Who pays the cost of this proxy solicitation?

The Board is asking for your proxy and we will pay all of the costs of asking for shareholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

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Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by means of this Proxy Statement, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, email or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions or need additional materials, please feel free to contact our Controller, Ashley Mackey, at (817) 529-2300.

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PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will consider and vote upon the election of the Director Nominees (as defined below) to serve as directors. If elected, each Director Nominee will serve for a one-year term expiring at our 2027 annual meeting of shareholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal.

The Board has nominated nine directors, Seth D. Yon, Ronald T. Nixon, Robert A. DeSutter, Roszell Mack III, Eric D. Major, Keith G. Myers, Sara N. Ortwein, Ann Beal Salamone and Eric D. Tanzberger for election at the Annual Meeting by the shareholders (collectively, the “Director Nominees” and each, a “Director Nominee”).

If a quorum is present, the Director Nominees will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The Director Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine Director Nominees. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Director Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Director Nominee will be unable to serve.

The Board believes that each Director Nominee possesses personal and professional integrity, good judgment, a high level of ability and business acumen.

Directors and Director Nominees

The following table sets forth the name, position, age and year first elected for the directors currently serving on our Board, all of whom are also Director Nominees:

Name	Position and Offices	Age	Year First Elected
Seth D. Yon	President, Chief Executive Officer and Director	51	2025(1)
Ronald T. Nixon	Executive Chairman	70	2019
Robert A. DeSutter	Director	57	2020
Roszell Mack III	Director	59	2022
Eric D. Major	Director	56	2023
Keith G. Myers	Director	66	2024
Sara N. Ortwein	Director	67	2020
Ann Beal Salamone	Director	75	2019
Eric D. Tanzberger	Director	57	2022

(1)	On August 29, 2025, the Board appointed Seth D. Yon as the President and Chief Executive Officer of the Company, increased the size of the Board from eight directors to nine directors and appointed Mr. Yon to the Board to fill the vacancy created by the increase in the size of the Board, in each case, effective as of September 15, 2025.

The biographies of our current directors, all of whom are also Director Nominees, are as follows:

Seth D. Yon, age 51, has served as the Company’s President and Chief Executive Officer since September 2025 and a director of the Company since September 2025. Mr. Yon has also served as President and Chief Commercial Officer since April 2025 and President, Commercial since August 2023. From 2018 to 2023, in his previous roles as the Company’s Director of Sales, National Sales Director, and Vice President, Commercial, Mr. Yon has been instrumental in expanding the Company’s national reach and impacting its overall growth. Prior to joining the Company in 2018, Mr. Yon served as Vice President of Iroquois Industrial Group where he guided multiple divisions in the company in its product offerings to the medical, educational, and automotive industries. Additionally, Mr. Yon was a top sales performer and educational leader for a billion-dollar sales organization. Mr. Yon has a Bachelor of Arts from Grand Valley State University. We believe Mr. Yon’s experience and successful track record with the Company make him a valuable contributor to the Board.

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Ronald T. Nixon, age 70, has been a director of the Company since March 2019 and has served as Executive Chairman of the Board since May 2019. Mr. Nixon previously served as the Company’s Chief Executive Officer from May 2024 to September 2025. As Executive Chairman, he has been involved in strategic planning, execution and identifying prospective partnerships and acquisition opportunities for the Company. Mr. Nixon is the Founder and Managing Partner of The Catalyst Group, Inc. (“Catalyst”), a private investment firm that provides growth capital and strategic advisory services to private companies. Mr. Nixon serves on the board of directors of a number of private companies, including Superior Plant Rentals LLC, Rochal Industries, LLC (“Rochal”), and Next Level Medical. Mr. Nixon also serves on the Engineering Advisory Board for the Cockrell School of Engineering at the University of Texas at Austin. Mr. Nixon holds a Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin and is a registered professional engineer (inactive) in Texas. We believe that Mr. Nixon’s extensive experience with acquisitions and the capital markets contributes greatly to the composition of the Board and its ability to oversee the Company’s strategic growth strategy.

Robert A. DeSutter, age 57, is the Founder and Chief Executive Officer of Great Plains Acquisitions LLC and is an exclusive independent contractor to Piper Sandler healthcare investment banking. Mr. DeSutter has over 33 years of investment banking experience at Piper Sandler and served as Global Group Head from 2003 to 2018. Mr. DeSutter has decades of medical technology experience on numerous buy- and sell-side, friendly and hostile, strategic and financial buyer and public and private deals on a global basis. Mr. DeSutter has completed financing transactions involving public and private equity, convertible debt and senior/sub debt. Mr. DeSutter was an investor and Board member for his family’s sporting goods business, Great Plains Sporting Goods LLC, from 2002 to 2009, which ultimately sold to a public company. Mr. DeSutter is a graduate of the University of Minnesota Carlson School of Management and the University of Virginia’s Darden Graduate School of Business. Mr. DeSutter holds brokerage securities industry licenses: – SIE, 7, 24, 63 and 79. Recognized as a global leader in healthcare investment banking, we believe that Mr. DeSutter is an invaluable contributing member of the Board.

Roszell Mack III, age 59, has been the Chief Executive Officer and Managing Member of Mack & Co., LLC, a private investment and independent family office advisory firm since 2010. He also serves as the Chief Executive Officer and Managing Partner of Mack & Co. Partners, LP, a Dallas, Texas-based SEC registered investment adviser. Prior to forming Mack & Co., Mr. Mack co-founded Ascend Venture Group, LLC, a technology focused venture capital firm. Prior to the formation of Ascend, Mr. Mack was an investment banker for more than a decade with Goldman Sachs and Salomon Smith Barney where he worked on the origination, structuring and execution of mergers and acquisitions, capital raising and private placement transactions for institutional clients. Mr. Mack earned a Bachelor of Arts (Engineering Sciences, Chemical) degree from Yale University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Mack’s venture capital, investment banking and other financial expertise make him a valuable contributor to the Board.

Eric D. Major, age 56, has more than 30 years of experience in the medical technology industry as an entrepreneur, CEO, Chairman, board member and investor. Mr. Major’s experience includes startup development, early-stage funding, venture capital, private equity, IPO, public company management, public and private board leadership, global operations, M&A, and integration strategy and management. Mr. Major has raised over $1.0 billion in private and public capital and led over $2.0 billion in acquisitions. Currently, Mr. Major serves as CEO of See All AI, a medical technology company revolutionizing imaging, diagnostics, and navigation through deep learning and AI-driven machine vision. He is also the Executive Chairman of the Board of Directors of Highridge Medical, a leader in the global spinal device market. Mr. Major was the President of Stryker Spine from 2018 to 2021. Mr. Major joined Stryker as part of its 2018 $1.4 billion acquisition of K2M, a MedTech company Mr. Major founded in 2004 and took public in 2014. At K2M, Mr. Major served as the company’s Chairman, President, and CEO. Under his leadership, K2M grew from a start-up to a portfolio of over 100 unique products protected by 750 patents. K2M operated in over 40 countries during the company’s 14 straight years of uninterrupted revenue growth. Upon joining Stryker, Mr. Major led the global strategy and integration of K2M and Stryker Spine delivering top and bottom-line growth in the business. Prior to K2M, Mr. Major was the founder of a MedTech company, American OsteoMedix, which he started in 1998 and sold to Interpore Cross in 2001. Mr. Major is also an active member of the medical device industry and currently serves on the board of directors of the Medical Device Manufacturers Association, as well as the National Spine Health Foundation and FOCOS, a Ghana-based hospital providing care for children with scoliosis. We believe Mr. Major’s public company, M&A and industry experience make him a valuable contributor to the Board.

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Keith G. Myers, age 66, has been a director of the Company since October 2024. Mr. Myers is co-founder of LHC Group (“LHC”) and served as chairman and Chief Executive Officer of LHC from 1994 until LHC’s merger with Optum, Inc. in 2023. Mr. Myers is also a co-founder and current chairman of the Partnership for Quality Home Healthcare in Washington, D.C. and a co-founder and former member of the board of directors of the Alliance for Home Health Quality and Innovation. In June 2003, Mr. Myers was named Regional Entrepreneur of the Year in the field of healthcare services and inducted into the National Entrepreneur of the Year Hall of Fame in November of the same year. In 2015, he was inducted into the National Home Care & Hospice Hall of Fame. Mr. Myers has served on technical expert panels that advise the Centers for Medicare & Medicaid Services and other key Washington, D.C. policymakers. Mr. Myers currently serves as a member of the board of directors of the Louisville Healthcare Council, and previously served as a Chief Executive Officer member of the Healthcare Leadership Council in Washington, D.C., and a Chief Executive Officer member of the American Hospital Association. We believe Mr. Myers’ extensive industry experience and M&A expertise make him a valuable contributor to the Board.

Sara N. Ortwein, age 67, retired from ExxonMobil in March 2019, after a thirty-eight-year career. Prior to retiring, she was president of XTO Energy, a subsidiary of ExxonMobil, from November 2016 through February 2019 and was responsible for ExxonMobil’s unconventional oil and gas business. Ms. Ortwein also served in various roles including president of ExxonMobil Upstream Research Company, senior manager within ExxonMobil’s U.S. production operations, and corporate upstream advisor to senior management at ExxonMobil’s headquarters in Irving, Texas. Ms. Ortwein earned a Bachelor of Science degree in civil engineering at the University of Texas at Austin before joining Exxon Company, U.S.A. in 1980. We believe that Ms. Ortwein’s extensive leadership experience with a top five global company contributes greatly to the composition of the Board.

Ann Beal Salamone, age 75, has been a director of the Company since August 2019. Ms. Salamone is a co-founder of Rochal and has served as its chairman since September 2019, prior to which she served as its president from 1986 to September 2019. Ms. Salamone has been a consultant to the Company since the Company’s acquisition of assets from Rochal in July 2021. She is one of the principal inventors of Rochal’s liquid bandages, antimicrobial compositions and skin regeneration products for burn and wound treatment, and she is a principal inventor and participant in the development of products for electronics, water purification, personal care and healthcare. Ms. Salamone is co-founder, President, and board member of Rochal Partners LLP (since December 2014) which is not affiliated with the Company. Ms. Salamone is owner of Ernest Project LLC which invests in real estate. Ms. Salamone has co-founded six companies and invested in and served on the board of directors of several private entrepreneurial companies. Ms. Salamone is a member of the National Academy of Engineering and The Academy of Medicine, Engineering & Science of Florida. We believe that Ms. Salamone’s medical research and development background, along with her company leadership experience, provides a valuable scientific and business perspective to the Board.

Eric D. Tanzberger, age 57, has been a director of the Company since 2022. Mr. Tanzberger was named Executive Vice President and Chief Financial Officer of Service Corporation International (“SCI”) in 2024. Previously, Mr. Tanzberger served as Senior Vice President and Chief Financial Officer of SCI from 2006 to 2024 and also served as Treasurer from 2007 to 2017. Mr. Tanzberger joined SCI in 1996 and held various management positions prior to being promoted to Corporate Controller in 2002. In 2022, Mr. Tanzberger’s responsibilities were expanded to include information technology. Before joining SCI, Mr. Tanzberger began his career in financial services with Coopers & Lybrand LLP. Mr. Tanzberger is a member of the Executive Committee of the Board of Trustees and the Audit Committee Chair of the United Way of Greater Houston. Mr. Tanzberger holds a Bachelor of Business Administration from the University of Notre Dame. We believe Mr. Tanzberger’s robust management experience and financial expertise make him a valuable contributor to the Board.

Arrangements and Family Relationships

There are no agreements or understandings between our current directors, Director Nominees and executive officers or any other person pursuant to which they were selected as a director, Director Nominee or executive officer. In addition, there are no family relationships between any of our directors, Director Nominees and executive officers.

Vote Required and Board Recommendation

If a quorum is present, the nine Director Nominees receiving the highest number of votes will be elected as directors.

The Board recommends that you vote “FOR” each Director Nominee.

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CORPORATE GOVERNANCE

Sanara MedTech Inc., with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Conduct

We have adopted a Code of Ethics and Business Conduct (“Code of Ethics”) applicable to all directors, officers and employees. The Code of Ethics addresses, among other things, honest and ethical conduct, conflicts of interest, business opportunities, fair dealing, confidentiality and disciplinary measures. The Code of Ethics can be found on our website at www.sanaramedtech.com under the “Investor Relations” tab. We intend to make any legally required disclosures regarding amendments to, or waivers of, our Code of Ethics on our website at www.sanaramedtech.com under the “Investor Relations” tab.

Board Composition

Our Certificate of Formation provides that the number of directors constituting the Board shall be fixed from time to time pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”); provided, however, that no decrease in the number of directors constituting the Board shall shorten the term of an incumbent director. The Bylaws provide that the number of directors who shall constitute the whole Board shall be such number as the Board shall from time to time have designated, except that in the absence of any such designation, such number shall be eight. The Board currently consists of nine directors. Any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by an affirmative vote of at least a majority of the remaining directors then in office, even if less than a quorum of the Board. Directors are elected by the plurality vote of our shareholders at each of our annual meetings.

We have no formal policy regarding Board diversity. The Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our financial condition and results of operations and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our shareholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

We are currently listed on The Nasdaq Capital Market and therefore rely on the definition of “independence” set forth in the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”). Under the Nasdaq Listing Rules, independent directors must comprise a majority of a listed company’s board of directors, subject to specified exceptions and certain phase-in periods available to companies that do not yet have a class of common stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that Robert A. DeSutter, Roszell Mack III, Eric D. Major, Keith G. Myers, Sara N. Ortwein and Eric D. Tanzberger are “independent directors” as that term is defined in the Nasdaq Listing Rules.

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Board Committees, Meetings and Attendance

During 2025, the Board held four meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve, either in person or by teleconference. During 2025, each director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Board committees of which such director was a member. All eight of our directors serving on the Board at the time of our 2025 annual meeting of shareholders attended our 2025 annual meeting of shareholders. We encourage members of our Board to attend our annual meetings of shareholders, but we do not have a formal policy requiring them to do so.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a corporate development committee. Committee assignments are re-evaluated annually. Each of these committees operates under a charter that has been approved by the Board. The current charters of the audit, compensation and nominating and corporate governance committees are available on our website at www.sanaramedtech.com in the “Corporate Governance” section under the “Investor Relations” tab.

As of April 17, 2026, the following table sets forth the membership of the audit committee, compensation committee, nominating and corporate governance committee and corporate development committee.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Corporate Development Committee
Mr. DeSutter	Member		Chair	Chair
Mr. Mack	Member	Member		Member
Mr. Major		Member	Member	Member
Mr. Myers				Member
Ms. Ortwein		Chair	Member
Mr. Tanzberger	Chair			Member

Audit Committee

Our audit committee consists of Mr. DeSutter, Mr. Mack and Mr. Tanzberger, with Mr. Tanzberger serving as the chair. Our Board has determined that each of Mr. DeSutter, Mr. Mack and Mr. Tanzberger are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. Our Board has also reviewed the education, experience and other qualifications of each member of the audit committee and determined that each member can read and understand fundamental financial statements in accordance with applicable requirements of the Nasdaq Listing Rules and the SEC. The Board has also determined that each of Mr. DeSutter and Mr. Tanzberger qualifies as an “audit committee financial expert” as defined by the applicable rules of the SEC.

The functions of the audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and prepare or issue an audit report;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our annual and quarterly financial statements, as well as all internal control reports;

●	establishing and overseeing procedures for employees to submit concerns confidentially and anonymously about questionable accounting or auditing matters;

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●	reviewing our policies on risk assessment and risk management, including our major financial risk exposures and cybersecurity risks;

●	reviewing and approving related-party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, to be provided by the independent registered public accounting firm.

During the fiscal year ended December 31, 2025, the audit committee met four times.

Compensation Committee

Our compensation committee consists of Mr. Mack, Mr. Major and Ms. Ortwein, with Ms. Ortwein serving as the chair. The Board has determined that each of Mr. Mack, Mr. Major and Ms. Ortwein are independent under the Nasdaq Listing Rules and “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee, with input from our Chief Executive Officer (other than with respect to his own compensation), reviews and approves, or recommends that the Board approve, the compensation of our executive officers.

The functions of the compensation committee include, among other things:

●	reviewing and approving our goals and objectives applicable to the compensation of our executive officers;

●	determining and approving the compensation of our executive officers;

●	reviewing and approving and, when appropriate, recommending that the Board approve any employment agreements and any severance arrangements for our executive officers;

●	reviewing, administering and making recommendations to the Board with respect to our incentive equity plans;

●	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate any such risk;

●	overseeing and administering our Compensation Recovery Policy; and

●	evaluating and approving plans, policies, programs and arrangements relating to compensation and benefits of our employees.

During the fiscal year ended December 31, 2025, the compensation committee met six times.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. DeSutter, Mr. Major and Ms. Ortwein, with Mr. DeSutter serving as the chair.

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The functions of the nominating and corporate governance committee include, among other things:

●	identifying individuals qualified to serve on the Board and its committees consistent with criteria approved by the Board;

●	recommending a slate of director nominees for approval by the Board for election by the shareholders of the Company at the annual meeting;

●	recommending director nominees to fill any vacancies on the Board, in accordance with our Certificate of Formation, Bylaws and Texas law;

●	reviewing and making recommendations regarding the structure and composition of the committees of the Board;

●	developing and making recommendations to the Board with regard to our corporate governance guidelines applicable to us; and

●	developing and recommending to the Board for approval the Chief Executive Officer succession plan.

During the fiscal year ended December 31, 2025, the nominating and corporate governance committee met four times.

Corporate Development Committee

Our corporate development committee consists of Mr. DeSutter, Mr. Mack, Mr. Major, Mr. Myers and Mr. Tanzberger, with Mr. DeSutter serving as the chair.

The functions of the corporate development committee include, among other things:

●	developing long-term corporate development strategies for the Company;

●	reviewing potential strategies for corporate development, reviewing the Company’s strategic plans, and advising management in the execution of the strategic plans approved by the Board;

●	reviewing progress on the Company’s development strategies and periodically reporting its evaluations and recommendations to the Board;

●	ensuring that the Company pursues strategic transactions that are consistent with and in furtherance of its corporate development strategies and long-term business plans; and

●	reviewing potential strategic transactions that the corporate development committee has identified or that management has presented to the corporate development committee.

During the fiscal year ended December 31, 2025, the corporate development committee met four times.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our Board in identifying qualified candidates to be recommended as director nominees and appointed to stand for election at each annual meeting of shareholders. The nominating and corporate governance committee may consider candidates proposed by a consultant, an executive officer, by any director or by any shareholder, in accordance with procedures established by the nominating and corporate governance committee from time to time. Shareholder recommendations provided to the Corporate Secretary and received in accordance with the advance notice provisions in our Bylaws will be considered and evaluated by the nominating and corporate governance committee in the same manner as candidates recommended from other sources. When evaluating director nominees, the Board may consider, among other factors, the potential nominee’s reputation, integrity, independence from the Company, skills and business, government or other professional acumen, bearing in mind the composition of the Board and the current state of the Company and the industry generally. The Board may also consider the number of other public companies for which the person serves as director and the availability of the person’s time and commitment to the Company. In the case of current directors being considered for re-nomination, the Board will also consider the director’s tenure as a member of the Board, the director’s history of attendance at meetings of the Board and the director’s preparation for and participation in such meetings.

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The Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our financial condition and results of operations and our relative standing in relation to our competitors.

In identifying director nominees for recommendation to the Board, the nominating and corporate governance committee will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our shareholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure

Mr. Nixon serves as the Executive Chairman of the Board and Mr. Yon serves as our President and Chief Executive Officer. The Board selects its Executive Chairman and our Chief Executive Officer in the manner it considers to be in the best interests of the Company. In accordance with our Bylaws, the Board considers from time to time whether it is in the best interests of the Company to have the same person occupy the offices of Executive Chairman of the Board and Chief Executive Officer, using its business judgment after considering all relevant circumstances. Our Board has determined that it is in the best interests of the Company and its shareholders at this time to have a separation of the positions of Executive Chairman and Chief Executive Officer. This structure facilitates the ability of the Executive Chairman to focus his efforts on strategic planning and growth of the Company and allows the Chief Executive Officer to concentrate on the management and operations of the Company.

The Board believes, at this time, that this structure is appropriate and in the best interests of the Company and its shareholders. Although the Board believes that this leadership structure is appropriate at this time, the Board also believes that there is no specific leadership structure that best applies to all companies, nor is there one specific leadership structure that would permanently suit our Company. As a result, the decision as to whether to combine or separate the positions of Executive Chairman and Chief Executive Officer may vary from time to time, as conditions and circumstances warrant.

Risk Management

The Board is responsible for overseeing the Company’s management and operations. The audit committee provides general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and risk assessment and management, including the Company’s major financial risk exposures and cybersecurity risks. We believe that the Board provides effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer-term horizon. Plans are then developed to address the risks identified, if any. In addition, members of our management team periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management team is responsible for the Company’s day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the Board’s leadership structure supports this approach.

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Shareholder Communications with Directors

The Board welcomes communication from our shareholders. Shareholders and other interested parties who wish to communicate with a member or members of the Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Corporate Secretary, Sanara MedTech Inc., 1200 Summit Ave, Suite 414, Fort Worth, TX 76102. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number.

Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, our Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, the Board may consider approving a process for review, organization and screening of the correspondence by our Corporate Secretary or another appropriate person.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors, Director Nominees or executive officers, or in which any director, Director Nominee, officer or principal shareholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Insider Trading Policy; Prohibition on Hedges and Pledges

We have an insider trading policy reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq Listing Rules that prohibits our directors, executive officers, employees, independent contractors, consultants and their respective family members from the purchasing or selling of our securities while being aware of material, non-public information about the Company as well as disclosing such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers, employees and their respective family members from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as short sales, options trading, holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan, without the advance approval of our Chief Executive Officer and Chief Financial Officer. The Company is not subject to the insider trading policy; however, the Company does not trade in its securities when it is in possession of material non-public information other than pursuant to previously adopted Rule 10b5-1 trading plans.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and The Nasdaq Stock Market LLC reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2025, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), other than one late Form 4 filed by Mr. Tanzberger relating to a grant of restricted stock.

DIRECTOR COMPENSATION

The following table presents the total compensation paid to each of our non-employee directors (other than Mr. Nixon) who served during 2025. The compensation paid to Mr. Nixon, our Executive Chairman and former Chief Executive Officer, and to Mr. Yon, our President and Chief Executive Officer, is reported in “Executive Compensation — Summary Compensation Table” below.

Non-Employee Director Compensation Table

Name	Fees earned or paid in cash(1) ($)	Stock awards(2)(3)(4) ($)	All other compensation(5) ($)	Total ($)
Robert A. DeSutter	40,000	116,089	-	156,089
Roszell Mack III	40,000	106,389	-	146,389
Eric D. Major	40,000	101,554	-	141,554
Keith G. Myers	40,000	91,885	-	131,885
Sara N. Ortwein	40,000	101,554	-	141,554
Ann Beal Salamone	40,000	87,051	177,697	304,748
Eric D. Tanzberger	40,000	111,254	-	151,254

(1)	Represents a cash payment (paid over four quarters annually) made to the non-employee directors for their service during the 12-month term ending on the date of the Annual Meeting.

(2)	In accordance with SEC rules, this column represents the aggregate grant date fair value of shares underlying stock awards, calculated based on the closing price of our common stock on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), with the exception that the amounts shown assume no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 2, “Summary of Significant Accounting Policies,” in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on March 24, 2026.

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(3)	The aggregate number of outstanding shares of unvested restricted stock held by each non-employee director as of December 31, 2025, was as follows:

Director	Shares of restricted stock
Robert A. DeSutter	3,746
Roszell Mack III	3,433
Eric D. Major	3,277
Keith G. Myers	2,965
Sara N. Ortwein	3,277
Ann Beal Salamone	2,809
Eric D. Tanzberger	3,590

(4)	Represents retainer fees payable in shares of restricted stock granted to the non-employee directors for their service during the 12-month term ending on the date of the Annual Meeting.

(5)	Represents fees paid to Ms. Salamone pursuant to the consulting agreement entered into between the Company and Ms. Salamone on July 14, 2021 in connection with the Rochal asset acquisition, as amended effective July 13, 2024.

In May 2025, our Board adopted an updated annual compensation policy as it relates to our directors to provide (i) annual retainer fees to each member of the Board, payable as follows: (A) $90,000 in shares of restricted common stock and (B) $40,000 in cash (paid over four quarters annually); (ii) to the chair of each Board committee, an additional retainer fee payable in shares of restricted common stock as follows: (A) audit committee chair - $20,000, (B) compensation committee chair - $10,000, (C) nominating and corporate governance committee chair - $10,000 and (D) corporate development committee chair - $10,000; and (iii) to the other members of each Board committee, an additional retainer fee payable in shares of restricted common stock as follows: (A) audit committee member - $10,000, (B) compensation committee member - $5,000, (C) nominating and corporate governance committee member - $5,000 and (D) corporate development committee member - $5,000. The aggregate award value for each fee is determined by using the average of the closing prices for the Company’s common stock over the 20-trading-day period ending on the date of grant. In addition, in August 2025, the Board approved an update to the annual compensation policy to provide that the Executive Chairman shall receive a cash payment of $100,000 (paid over four quarters annually) for his service as Executive Chairman of the Board. We also reimburse each director for reasonable travel expenses related to such director’s attendance at board and committee meetings.

Pursuant to our director compensation policy, on May 22, 2025 each of our non-employee directors (other than Mr. Nixon) received restricted stock grants for service on the Board and/or its committees from May 22, 2025 to the date of the Annual Meeting. The shares of restricted stock will vest on May 22, 2026, provided that the applicable director is providing services to the Company through such vesting date. The shares of restricted stock awarded to our non-employee directors (other than Mr. Nixon) pursuant our director compensation policy during 2025 were as follows:

Outside Director	Number of Shares Granted	Intended Value
Robert A. DeSutter	3,746	$120,000
Roszell Mack III	3,433	$110,000
Eric D. Major	3,277	$105,000
Keith G. Myers	2,965	$95,000
Sara N. Ortwein	3,277	$105,000
Ann Beal Salamone	2,809	$90,000
Eric D. Tanzberger	3,590	$115,000

The Company does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for its non-employee directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2026, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our current directors, each of whom is also a Director Nominee; (c) the named executive officers as defined in Item 402 of Regulation S-K and (d) all current directors and executive officers as a group. As of April 8, 2026, there were 9,164,757 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of shares beneficially owned by a person as shown in the following table does not necessarily reflect the person’s actual voting power on any particular date.

Except as noted in the footnotes below, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all vested shares of common stock beneficially owned by them, and the business address for each person is c/o Sanara MedTech Inc., 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102.

	Common Stock
Name	Number of shares beneficially owned	Beneficial ownership percentage
Directors, Director Nominees and Named Executive Officers
Ronald T. Nixon (1)	3,575,832	39.0%
Seth D. Yon (2)	113,398	1.2%
Robert A. DeSutter (3)	23,201	*
Ann Beal Salamone (4)	22,704	*
Sara N. Ortwein (5)	20,799	*
Eric D. Tanzberger (6)	17,658	*
Roszell Mack III (7)	16,534	*
Jacob Waldrop (8)	24,755	*
Eric D. Major (9)	9,386	*
Elizabeth B. Taylor (10)	17,632	*
Keith G. Myers (11)	4,940	*
Suresh V. Muppalla(12)	2,973	*
All directors and executive officers as a group (11 persons)	3,846,839	42.0%
Certain Beneficial Owners
CGI Cellerate RX, LLC (13)	2,452,731	26.8%
FA Sanara, LLC (14)	963,856	10.5%
S. Oden “Denny” Howell Jr. (15)	490,394	5.4%

* Less than 1%.

(1)	Mr. Nixon is our Executive Chairman and is a manager of Catalyst Rochal, LLC, which owns 100% of the equity interest of CGI Cellerate RX, LLC (“CGI Cellerate RX”), which owns 2,452,731 shares of the Company’s common stock. Catalyst Rochal, LLC also controls the voting of 95,203 shares owned by Rochal. Mr. Bradley J. Gurasich is also a manager of Catalyst Rochal, LLC and may be deemed to share beneficial ownership of the shares of common stock beneficially owned by CGI Cellerate RX and Catalyst Rochal, LLC. FA Sanara, LLC owns 963,856 shares of the Company’s common stock. FA Sanara, LLC is managed by Family Alignment, LLC, which is managed by Catalyst, of which Mr. Nixon is President. Mr. Nixon, through a relationship of control of CGI Cellerate RX, Catalyst Rochal, LLC, and FA Sanara, LLC, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by CGI Cellerate RX, Rochal and FA Sanara, LLC. Mr. Nixon may be deemed to have shared power to vote and dispose of 3,511,790 shares, and sole power to vote and dispose of 64,042 shares, which includes 5,023 shares of restricted stock that will vest in in equal installments on February 25, 2027 and February 25, 2028, respectively.

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(2)	Includes 89,107 shares of restricted stock that will vest in various installments through March 2029.

(3)	Includes 3,746 shares of restricted stock that will vest on May 22, 2026.

(4)	Includes 2,809 shares of restricted stock that will vest on May 22, 2026.

(5)	Includes 3,277 shares of restricted stock that will vest on May 22, 2026.

(6)	Includes 3,590 shares of restricted stock that will vest on May 22, 2026.

(7)	Includes 3,433 shares of restricted stock that will vest on May 22, 2026.

(8)	Includes (i) 1,551 shares of restricted stock that will vest on April 15, 2026, (ii) 5,860 shares of restricted stock that will vest in equal installments on February 25, 2027 and February 25, 2028, respectively, and (iii) 13,956 shares of restricted stock that will vest in three equal installments on March 22, 2027, 2028, and 2029, respectively.

(9)	Includes 3,277 shares of restricted stock that will vest on May 22, 2026.

(10)	Includes (i) 3,588 shares of restricted stock that will vest in equal installments on February 25, 2027 and February 25, 2028, respectively, and (ii) 12,687 shares of restricted stock that will vest in three equal installments on March 22, 2027, 2028, and 2029, respectively.

(11)	Includes 2,965 shares of restricted stock that will vest on May 22, 2026.

(12)	Mr. Muppalla’s position as President and Chief Executive Officer of Tissue Health Plus, LLC was terminated effective September 13, 2025 following the Company’s decision to discontinue operations of Tissue Health Plus, LLC in mid-September 2025.

(13)	Mr. Nixon and Mr. Gurasich are managers of Catalyst Rochal, LLC, which owns 100% of the equity interest of CGI Cellerate RX. Mr. Nixon and Mr. Gurasich, through a relationship of control of CGI Cellerate RX, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by CGI Cellerate RX, and have shared voting power to vote the shares held by CGI Cellerate RX. This information is based on the Schedule 13D/A filed by CGI Cellerate RX on February 12, 2020 and certain other information available to the Company. The business address for CGI Cellerate RX is 1375 Enclave Parkway, Houston, Texas 77077.

(14)	FA Sanara, LLC is managed by Family Alignment, LLC, which is managed by Catalyst, of which Mr. Nixon is President. Mr. Nixon, through a relationship of control of FA Sanara, LLC, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by FA Sanara, LLC and have shared voting power to vote the shares held by FA Sanara, LLC. This information is based on the Schedule 13D/A filed by FA Sanara, LLC on February 12, 2020 and certain other information available to the Company. The business address for FA Sanara, LLC is 7500 Rialto Blvd., Bldg. II, Suite 220, Austin, Texas 73735.

(15)	Based on the Schedule 13D/A and Form 4 filed by S. Oden “Denny” Howell, Jr. on November 18, 2019 and February 26, 2020, respectively, and certain other information available to the Company.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Approving Related Party Transactions

Our audit committee is responsible for reviewing and approving all related-party transactions, defined as those transactions required to be disclosed and reviewed under Item 404 of Regulation S-K and Nasdaq Listing Rule 5630, respectively. Our audit committee is further required to keep our independent auditor informed of the audit committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the Company. The audit committee is required to review and discuss with our independent auditor the auditor’s evaluation of our identification of, accounting for, and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404 of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors or Director Nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv) an immediate family member of any of the foregoing.

The following discussion summarizes Related Party Transactions in which the Company has been a participant since January 1, 2024 or is currently a participant.

The Catalyst Group, Inc.

Our Executive Chairman, Mr. Nixon, is the Founder and Managing Partner of Catalyst, and Catalyst and its affiliates collectively beneficially own more than 5% of the Company’s outstanding common stock.

On March 20, 2023, we entered into a Transaction Advisory Services Agreement (the “Services Agreement”), effective as of March 1, 2023, with Catalyst. Pursuant to the Services Agreement, Catalyst, by and through its directors, officers, employees and affiliates that are not simultaneously serving as directors, officers or employees of the Company (collectively, the “Covered Persons”), agreed to perform certain transaction advisory, business and organizational strategy, finance, marketing, operational and strategic planning, relationship access and corporate development services for the Company in connection with any merger, acquisition, recapitalization, divestiture, financing, refinancing, or other similar transaction in which we may be, or may consider becoming, involved, and any such additional services as mutually agreed upon in writing by and between us and Catalyst (the “Services”).

Pursuant to the Services Agreement, we agreed to reimburse Catalyst for (i) compensation actually paid by Catalyst to any of the Covered Persons at a rate no more than a rate consistent with industry practice for the performance of services similar to the Services, as documented in reasonably sufficient detail, and (ii) all reasonable out-of-pocket costs and expenses payable to unaffiliated third parties, as documented in customary expense reports, as each of (i) and (ii) is incurred in connection with the Services rendered under the Services Agreement, with all reimbursements being contingent upon the prior approval of the audit committee.

The audit committee authorized the entry into the Services Agreement at a meeting duly called and held in March 2023 and subsequently approved up to $12,480 and $288,594 in fees to be paid under the Services Agreement for the 2025 and 2024 calendar years, respectively. We incurred $12,480 and $288,594 of costs pursuant to the Catalyst Services Agreement during 2025 and 2024, respectively.

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Rochal Industries, LLC

As of April 8, 2026, Rochal beneficially owned 95,203 shares, or 1.0%, of our common stock. Mr. Nixon, our Executive Chairman, is a director of Rochal, and indirectly a significant shareholder of Rochal, and through the potential exercise of warrants, a majority shareholder of Rochal. Additionally, Ms. Salamone, one of our directors, is also the chair of the board of directors and significant shareholder of Rochal.

Product License Agreements

On July 7, 2019, we executed a license agreement with Rochal whereby we acquired an exclusive world-wide license to market, sell and further develop antimicrobial products for the prevention and treatment of microbes on the human body utilizing certain Rochal patents and pending patent applications (the “BIAKŌS License Agreement”). Pursuant to the BIAKŌS License Agreement, the Company incurred royalty expenses of $208,442 and $177,005 in 2025 and 2024, respectively. The royalty expense incurred in 2025 and 2024 represented the annual minimum royalty for the applicable year. Subsequent payments pursuant to the BIAKŌS License Agreement will be in the form of (i) a 2%-4% royalty on net sales of BIAKŌS products, subject to an annual minimum of up to $150,000 and (ii) a 25% royalty on net profit in excess of target up to an annual maximum of $1.0 million.

On October 1, 2019, we executed a license agreement with Rochal whereby we acquired an exclusive world-wide license to market, sell and further develop certain antimicrobial barrier film and skin protectant products for use in the human health care market utilizing certain Rochal patents and pending patent applications (the “ABF License Agreement”). Currently, the products covered by the ABF License Agreement are CuraShield Antimicrobial Barrier Film and no sting skin protectant. No royalties were paid pursuant to the ABF License Agreement in 2024 or 2025. Future payments pursuant to the ABF License Agreement will be in the form of (i) a 2%-4% royalty on net sales of products covered in the ABF License Agreement, subject to an annual minimum of up to $75,000 and (ii) a 25% royalty on net profit in excess of target up to an annual maximum of $500,000. No commercial sales or royalties have been recognized under this agreement as of December 31, 2025.

On May 4, 2020, we executed a license agreement with Rochal, whereby we acquired an exclusive world-wide license to market, sell and further develop an autolytic debrider for human medical use to enhance skin condition or treat or relieve skin disorders, excluding uses primarily for beauty, cosmetic, or toiletry purposes (the “Debrider License Agreement”). Rochal is entitled to milestone payments under the Debrider License Agreement of $0.5 million in cash and $1.0 million payable in either cash or common stock upon FDA clearance of the licensed product. Subsequent payments pursuant to the Debrider License Agreement will be in the form of (i) a 2%-4% royalty on net sales of products covered in the Debrider License Agreement, subject to an annual minimum of up to $150,000 and (ii) a 25% royalty on net profit in excess of target up to an annual maximum of $1.0 million.

In connection with the shift in strategy discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company is in the process of terminating the Debrider License Agreement with Rochal to focus on developing and commercializing transformative products to improve clinical outcomes and reduce healthcare expenditures in the surgical market.

Consulting Agreement

In July 2021, we entered into a consulting agreement with Ms. Salamone pursuant to which Ms. Salamone agreed to provide us with consulting services with respect to, among other things, writing new patents, conducting patent intelligence, and participating in certain grant and contract reporting. In consideration for the consulting services provided to us, Ms. Salamone is entitled to receive an annual consulting fee of $177,697, with payments to be paid once per month. The consulting agreement had an initial term of three years, unless earlier terminated by us, and is subject to renewal. The consulting agreement also contains customary provisions related to, among other things, confidentiality and termination for cause provisions. Effective July 13, 2024, the consulting agreement with Ms. Salamone was amended to provide that the initial term shall be automatically renewed for successive one-year terms for up to three successive years unless earlier terminated by either party without cause at any time, provided that the terminating party provides 90 days advance written notice of termination.

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EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution shareholders not to apply these statements to other contexts.

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of April 17, 2026:

Name	Age	Position
Seth D. Yon	51	President and Chief Executive Officer
Elizabeth B. Taylor	50	Chief Financial Officer
Jacob A. Waldrop	44	Chief Operating Officer

Seth D. Yon, age 51, has served as the Company’s President and Chief Executive Officer since September 2025. His business experience is discussed above in “Proposal 1 — Election of Directors.”

Elizabeth B. Taylor, age 50, has served as the Company’s Chief Financial Officer since January 2025. Ms. Taylor has served in various senior financial roles over the last 20 years. Prior to joining the Company, Ms. Taylor served from 2023 to 2025 as the Chief Financial Officer and from 2018 to 2023 as a board member of Imbed Biosciences, Inc., a privately held medical device company developing and commercializing innovative solutions to improve wound care. In 2011, Ms. Taylor founded Burnett Taylor Consulting, LLC, an advisory firm that counseled high net worth clients on their investments and served as a financial advisor until 2023. Before founding her own company, Ms. Taylor was the Chief Operating Officer of PioneerPath Capital, a start-up division within Citadel Investment Group from 2008 to 2010. Prior to that, Ms. Taylor was the Chief Operating Officer and Co-Founder of Tala Investments, LP, a value hedge fund from 2005 to 2008. Ms. Taylor began her career in private equity. Ms. Taylor received a Bachelor of Arts from Princeton University and an MBA from Harvard Business School.

Jacob A. Waldrop, age 44, has served as the Company’s Chief Operating Officer since April 2024. Prior to joining the Company, Mr. Waldrop served as the Vice President of Finance and Integrations for the newly founded Foot and Ankle division of Enovis (formally DJO). Prior to Trilliant Surgical’s sale to Enovis in 2021, Mr. Waldrop served as Chief Financial Officer for Trilliant Surgical. Prior to his employment at Trilliant Surgical, Mr. Waldrop held several finance, management and controller positions with Alert Logic and The Planet. Mr. Waldrop began his career in public accounting with KMPG in 2005. Mr. Waldrop earned a Bachelor of Science in Accounting and Management Information Systems from Texas A&M University and is a Texas certified public accountant.

Executive Compensation Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board. The intent of our compensation program is to align our executives’ interests with those of our shareholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2025; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2025, with compensation during fiscal year 2025 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on December 31, 2025. We refer to these individuals as our “named executive officers.” For 2025, our named executive officers and the positions in which they served are listed below:

●	Seth D. Yon, our President and Chief Executive Officer;

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●	Ronald T. Nixon, our former Chief Executive Officer;

●	Elizabeth B. Taylor, our Chief Financial Officer;

●	Jacob A. Waldrop, our Chief Operating Officer; and

●	Suresh V. Muppalla, the former President and Chief Executive Officer of Tissue Health Plus, LLC.

Summary Compensation Table

The following table and the accompanying notes provide summary information regarding the compensation of our named executive officers for each of the last two fiscal years.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock awards(3) ($)	All other compensation ($)		Total ($)
Seth D. Yon(4)	2025	478,903	472,000	1,318,742	36,866	(5)	2,306,511
President and Chief Executive Officer

Ronald T. Nixon(6)	2025	247,994	-	262,485	75,000	(7)	585,479
Former Chief Executive Officer	2024	116,667	301,000	-	438,091	(8)	855,758

Elizabeth B. Taylor(9)	2025	240,545	209,000	187,509	-		637,054
Chief Financial Officer

Jacob A. Waldrop	2025	315,000	234,000	306,244	12,600	(10)	867,844
Chief Operating Officer	2024	224,337	186,000	100,007	7,875	(10)	518,219

Suresh V. Muppalla(11)	2025	612,794	-	103,014	-		715,808
Former President and Chief Executive Officer of Tissue Health Plus, LLC

(1)	Represents the amount of base salary actually earned by the named executive officer. With respect to Mr. Muppalla, represents the amount earned pursuant to a consulting agreement between Mr. Muppalla and the Company, dated April 1, 2023 (the “Muppalla Consulting Agreement”). For additional information concerning our named executive officer base salaries, see “Narrative Disclosure to Summary Compensation Table” below.

(2)	Represents cash bonuses earned in the respective years. For additional information concerning the bonuses paid to our named executive officers, including information regarding when such bonuses were paid, see “Narrative Disclosure to Summary Compensation Table” below.

(3)	The amounts reported in this column do not reflect the actual economic value realized by our named executive officers. Rather, in accordance with SEC rules, this column represents the aggregate grant date fair value of shares underlying stock awards, calculated based on the closing price of our common stock on the date of grant in accordance with ASC 718, with the exception that the amounts shown assumes no forfeitures. A discussion of the assumptions used in the calculation of the amounts is included in Note 2, “Summary of Significant Accounting Policies”, in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on March 24, 2026.

(4)	Mr. Yon was appointed President and Chief Executive Officer of the Company effective September 15, 2025. Information for 2024 is not included because Mr. Yon was not a named executive officer during 2024.

(5)	Consists of (i) $18,000 in auto allowances and (ii) $18,866 in matching contributions under the Company’s 401(k) savings plan.

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(6)	Mr. Nixon resigned from his position as Chief Executive Officer of the Company effective September 15, 2025. Mr. Nixon continues to serve as Executive Chairman of the Board following his resignation as Chief Executive Officer and is entitled to receive compensation pursuant to the Company’s director compensation policy.

(7)	Represents a cash fee paid or to be paid to Mr. Nixon for his service as Executive Chairman from September 15, 2025 through the date of the Annual Meeting. Mr. Nixon did not receive compensation for his service as Executive Chairman in 2025 while serving as Chief Executive Officer.

(8)	This amount consists of (i) $100,000 of cash compensation for Mr. Nixon’s service as Executive Chairman and (ii) $338,091 of restricted stock granted as director equity compensation.

(9)	Ms. Taylor was appointed Chief Financial Officer of the Company effective January 15, 2025. Information for 2024 is not included because Ms. Taylor was not a named executive officer during 2024.

(10)	Represents matching contributions under the Company’s 401(k) savings plan.

(11)	Information for 2024 is not included because Mr. Muppalla was not a named executive officer during 2024. Mr. Muppalla’s position as President and Chief Executive Officer of Tissue Health Plus, LLC was terminated effective September 13, 2025 following the Company’s decision to discontinue operations of Tissue Health Plus, LLC in mid-September 2025.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Overview

Our compensation committee determines and approves the compensation provided to our executive officers. Executive compensation typically consists of a base salary, an annual cash bonus and longer-term incentive compensation of equity-based incentive awards. The intent of our compensation program is to, among other things, align our executives’ interests with those of our shareholders, while providing reasonable and competitive compensation. The compensation committee may invite such members of management to its meetings as it deems appropriate. However, no executive officer may be present during compensation committee or Board deliberations or voting at which his or her compensation is discussed or determined. The compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and shall be directly responsible for the appointment, compensation, and oversight of the work of any such compensation adviser. Any recommendations made by such compensation adviser are nonbinding and authority to determine compensation structure remains the sole responsibility of the compensation committee.

Base Salary

The base salaries of our named executive officers are described in further detail below:

	Base Salaries
Name	2024	2025	% Change
Seth D. Yon(1)	$-	$600,000	-%
Ronald T. Nixon(2)	$350,000	$350,000	-%
Elizabeth B. Taylor(3)	$-	$250,000	-%
Jacob A. Waldrop	$315,000	$315,000	-%
Suresh V. Muppalla(4)	$-	$636,000	-%

(1)	Mr. Yon was appointed President and Chief Executive Officer of the Company effective September 15, 2025. Information for 2024 is not included because Mr. Yon was not a named executive officer during 2024.

(2)	Mr. Nixon served as the Company’s Chief Executive Officer from May 12, 2024 to September 15, 2025. Prior to entering into an employment agreement with the Company (the “Nixon Employment Agreement”), effective September 1, 2024, Mr. Nixon received compensation for his service as a director, including as the Company’s Executive Chairman, pursuant to our director compensation policy. Following his resignation as Chief Executive Officer effective September 15, 2025, Mr. Nixon continues to serve as the Company’s Executive Chairman and is entitled to receive compensation pursuant to the Company’s director compensation policy. Amounts shown represent Mr. Nixon’s salary while serving as Chief Executive Officer.

(3)	Ms. Taylor was appointed Chief Financial Officer of the Company effective January 15, 2025. Information for 2024 is not included because Ms. Taylor was not a named executive officer during 2024.

(4)	Mr. Muppalla’s position as President and Chief Executive Officer of Tissue Health Plus, LLC was terminated effective September 13, 2025 following the Company’s decision to discontinue operations of Tissue Health Plus, LLC in mid-September 2025. Information for 2024 is not included because Mr. Muppalla was not a named executive officer during 2024.

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Stock Awards

Our Board approved the following annual restricted stock grants to our named executive officers during 2024:

Named Executive Officer	Grant Date	Shares of Restricted Stock
Seth D. Yon(1)	-	-
Ronald T. Nixon	6/12/2024	10,812	(2)
Elizabeth B. Taylor(1)	-	-
Jacob A. Waldrop	4/15/2024	3,101	(3)
Suresh V. Muppalla(1)	-	-

(1)	Information for 2024 is not included because Mr. Yon, Ms. Taylor and Mr. Muppalla were not named executive officers during 2024.

(2)	Prior to entering into the Nixon Employment Agreement, which was effective as of September 1, 2024, Mr. Nixon received compensation for his service as a director, including as the Company’s Executive Chairman, pursuant to our director compensation policy. The shares of restricted stock vested on June 12, 2025.

(3)	One-half of the shares of restricted stock vested on April 15, 2025, and one-half of the shares vested on April 15, 2026.

Our Board approved the following annual restricted stock grants to our named executive officers during 2025:

Named Executive Officer	Grant Date(s)	Shares of Restricted Stock
Seth D. Yon	2/25/2025	9,149	(1)
	9/15/2025	28,563	(2)
Ronald T. Nixon	2/25/2025	7,534	(1)
Elizabeth B. Taylor	2/25/2025	5,382	(1)
Jacob A. Waldrop	2/25/2025	8,790	(1)
Suresh V. Muppalla	3/19/2025	2,973	(3)

(1)	One-third of the shares of restricted stock vested on February 25, 2026 and the remaining shares of restricted stock will vest in equal installments on February 25, 2027 and 2028, respectively.

(2)	One-third of the shares of restricted stock will vest each on September 15, 2026, 2027 and 2028, respectively.

(3)	All shares vested on March 19, 2025.

Cash Bonuses

In connection with Mr. Nixon’s appointment as our Chief Executive Officer and our entry into the Nixon Employment Agreement, Mr. Nixon was granted a one-time cash bonus of $125,000, which was paid in September 2024.

In February 2025, the compensation committee approved discretionary cash bonuses, as shown above in the Summary Compensation Table, for certain of our named executive officers based on Company and individual performance in 2024.

In February 2026, the compensation committee approved discretionary cash bonuses, as shown above in the Summary Compensation Table, for certain of our named executive officers based on Company and individual performance in 2025.

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Other Compensation

Benefits and Retirement Plans. We provide company benefits that we believe are standard in the industry to all of our employees, including our named executive officers. These benefits consist of a group medical insurance program for employees and their qualified dependents, the majority of which is currently paid for by the Company. We sponsor a 401(k) tax deferred savings plan, whereby we match a portion of each employees’ contributions in cash. Participation in the plan is voluntary and all employees of the Company who are 18 years of age are eligible to participate. The Company matches employee contributions dollar-for-dollar on the first 4% of an employee’s pre-tax earnings, subject to individual IRS limitations.

We do not sponsor any pension benefit plans and none of our named executive officers contribute to such a plan.

Non-Qualified Deferred Compensation. We do not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of our named executive officers contribute to any such plans.

Perquisites and Indemnification. We do not typically provide perquisites to our named executive officers that are not available to employees generally. However, from time to time, we may provide perquisites for recruitment or retention purposes. In addition, pursuant to our organizational documents, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our named executive officers.

Employment Agreements and Severance Arrangements

We are party to employment agreements with Messrs. Yon and Waldrop and Ms. Taylor, which are described below (collectively, the “Employment Agreements”).

Yon Employment Agreement. On August 29, 2025, Mr. Yon was appointed as the Company’s President and Chief Executive Officer, effective September 15, 2025. In connection with Mr. Yon’s appointment as President and Chief Executive Officer, the Company and Mr. Yon entered into an employment agreement (the “Yon Employment Agreement”), effective September 15, 2025. The Yon Employment Agreement provides for an initial one-year term with automatic successive one-year renewals, unless earlier terminated in accordance with the terms of the Yon Employment Agreement. The Yon Employment Agreement provides that Mr. Yon’s annual base salary will be $600,000, less applicable taxes and other legal withholdings, which may be periodically adjusted to the market at the discretion of the compensation committee of the Board. In addition, Mr. Yon will be eligible to receive (i) an annual award of shares of restricted stock equal to an amount of up to 100% of his base salary, subject to the approval of the Board, and (ii) an annual cash bonus of up to 100% of his base salary based on annual performance metrics during the term of his employment, subject to the approval of the Board. Mr. Yon will also be entitled to customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation. Prior to his appointment and entering into the Yon Employment Agreement, Mr. Yon was compensated for his service with the Company as the Company’s President and Chief Commercial Officer, and prior to that, the Company’s President, Commercial.

Taylor Employment Agreement. On January 15, 2025, Ms. Taylor was appointed Chief Financial Officer of the Company. In connection with Ms. Taylor’s appointment as Chief Financial Officer, the Company and Ms. Taylor entered into an employment agreement (the “Taylor Employment Agreement”), effective as of January 15, 2025. The Taylor Employment Agreement provides for an initial two-year term with automatic successive one-year renewals, unless earlier terminated in accordance with the terms of the Taylor Employment Agreement. The Taylor Employment Agreement provides that Ms. Taylor’s annual base salary will be $250,000, less applicable taxes and other legal withholdings, which may be periodically adjusted to the market at the discretion of the compensation committee of the Board. In addition, Ms. Taylor will be eligible to receive (i) an annual award of shares of restricted common stock equal to an amount of up to 75% of her base salary, subject to the approval of the Board, and (ii) an annual cash bonus of up to 75% of her base salary based on annual performance metrics during the term of her employment, subject to the approval of the Board. Ms. Taylor will also be entitled to customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation.

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Waldrop Employment Agreement. Effective April 15, 2024, we entered into an employment agreement with Mr. Waldrop (the “Waldrop Employment Agreement”). The Waldrop Employment Agreement provides for an initial two-year term, with automatic successive one-year renewals unless earlier terminated in accordance with the terms of the Waldrop Employment Agreement. The Waldrop Employment Agreement provides that Mr. Waldrop’s annual base salary will be $315,000, less applicable taxes and other legal withholdings, which may be periodically adjusted at the discretion of the compensation committee of the Board. Further, Mr. Waldrop is eligible to receive an annual award of shares of restricted common stock equal to an amount of up to 75% of his base salary, subject to approval of the Board. Mr. Waldrop is also eligible to receive an annual cash bonus of up to 75% of his base salary based on annual performance metrics during the term of his employment, subject to the approval of the Board, customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits including paid vacation.

Severance Payments under the Employment Agreements. In the event that the employment of Mr. Yon, Ms. Taylor or Mr. Waldrop is terminated for “cause” (as defined in each respective employment agreement) or by Mr. Yon, Ms. Taylor or Mr. Waldrop for “good reason” (as defined in the applicable Employment Agreement), then Mr. Yon, Ms. Taylor or Mr. Waldrop, as applicable, will be entitled to receive a severance package which includes one year of base salary following the effective date of termination.

In the event that Mr. Yon’s employment is terminated by the Company or any successor entity within one year of the effective date of a “change of control” (as defined in the Yon Employment Agreement), Mr. Yon will be entitled to receive a payment equal to two years of base salary following the effective date of termination.

In the event that Mr. Waldrop’s or Ms. Taylor’s employment is terminated by the Company or any successor entity within one year of the effective date of a “change of control” (as defined in each respective employment agreement), Mr. Waldrop or Ms. Taylor, as applicable, will be entitled to one year of base salary following the effective date of termination.

The foregoing severance payments, as applicable, will be paid in 24 equal semi-monthly installments in accordance with the Company’s regular payroll practices and include the accelerated vesting of any stock awards granted prior to the effective date of termination, continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to the employee, which may be through participation under COBRA, and reimbursement of COBRA premiums paid by the employee for such continued participation; provided that the employee executes and delivers to the Company a release of claims.

Severance Payments to Former Executive Officers. On May 19, 2025, Mr. McNeil informed the Company of his intent to retire from his position as Chief Accounting Officer and Chief Administrative Officer of the Company, effective August 19, 2025. Pursuant to the amended and restated executive employment agreement entered into on January 21, 2025 by the Company and Mr. McNeil (the “McNeil Employment Agreement”), Mr. McNeil exercised his right to terminate the McNeil Employment Agreement for “good reason” (as defined therein), entitling Mr. McNeil to a severance package which includes one year of base salary following August 19, 2025, paid in 24 equal semi-monthly installments in accordance with the Company’s regular payroll practices, the accelerated vesting of any stock awards granted prior to the effective date of his retirement and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. McNeil, which continued participation in health care benefits may be through participation under COBRA, and reimbursement of COBRA premiums paid by Mr. McNeil for such continued participation; provided that Mr. McNeil executed and delivered to the Company an executed release of claims.

On August 27, 2025, Mr. Nixon informed the Company of his intent to resign from his position as Chief Executive Officer of the Company, and on August 28, 2025, Mr. Nixon delivered notice to the Board of his resignation from such role. Effective as of September 15, 2025, the Nixon Employment Agreement was terminated, except that certain surviving customary non-competition, non-solicitation and confidentiality provisions will remain in full force and effect. Mr. Nixon was not entitled to any severance payments under the Nixon Employment Agreement in connection with his resignation. Mr. Nixon continues to serve as the Company’s Executive Chairman and is entitled to receive compensation pursuant to the Company’s director compensation policy.

Consulting Agreement with Mr. Muppalla. On April 1, 2023, the Company entered into the Muppalla Consulting Agreement with Mr. Muppalla, pursuant to which Mr. Muppalla agreed to perform certain consulting services for the Company. In April 2025, Mr. Muppalla was appointed as the President and Chief Executive Officer of Tissue Health Plus, LLC. As consideration for such consulting services, the Company agreed to pay Mr. Muppalla $53,000 per month on the last business day of each month during the term of the Muppalla Consulting Agreement. Pursuant to the terms of the Muppalla Consulting Agreement, Mr. Muppalla was not entitled to participate in any benefit plans or programs that the Company provides or may provide to its employees, including, but not limited to, pension, profit-sharing, medical, dental, workers’ compensation, occupational injury, life insurance and vacation or sick benefits. Mr. Muppalla’s position as President and Chief Executive Officer of Tissue Health Plus, LLC was terminated effective September 13, 2025 following the Company’s decision to discontinue operations of Tissue Health Plus, LLC in mid-September 2025. Mr. Muppalla did not receive any severance benefits in connection with his termination.

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Equity Compensation Plan Information

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	-		$-	804,303	(1)
Equity compensation plans not approved by security holders	10,218	(2)	$10.13	-
Total	10,218		$10.13	804,303

(1)	Represents shares of common stock available for issuance under the 2024 Plan (as defined below), which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.

(2)	Represents shares of common stock issuable upon the exercise of stock options previously granted under the Precision Healing Plan (as defined below), which was assumed by the Company on April 4, 2022.

2014 Plan. On May 9, 2014, the Board approved the 2014 Omnibus Long-Term Incentive Plan (the “2014 Plan”), which went into effect on September 3, 2014. The Board subsequently amended and restated the 2014 Plan, effective February 10, 2020, and the shareholders approved the amendment on July 9, 2020. The 2014 Plan terminated on September 3, 2024. The purpose of the 2014 Plan was to (i) attract and retain skilled and qualified officers, employees and directors who are expected to contribute to our success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of our shareholders. Under the 2014 Plan, we were authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance share awards to our officers, directors, employees and consultants. The 2014 Plan was administered by the Board and was replaced by the 2024 Plan.

Pursuant to the agreements governing restricted stock awards granted under the 2014 Plan, upon the termination of an employee’s employment with the Company or any of its subsidiaries for any reason, the employee shall immediately forfeit all shares of restricted stock which have not vested.

2024 Plan. On March 21, 2024, the Board adopted, subject to shareholder approval, the 2024 Omnibus Long-Term Incentive Plan (the “2024 Plan”). The Company’s shareholders approved the 2024 Plan on June 12, 2024, which is the date the 2024 Plan went into effect. Subject to certain adjustments and to increase by any shares subject to awards granted under the 2014 Plan that are eligible for reuse, we may issue up to 1,000,000 shares of common stock pursuant to awards under the 2024 Plan.

The purpose of the 2024 Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key consultants and outside directors. Under the 2024 Plan, we are authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock. Employees, consultants and outside directors of the Company and its subsidiaries are eligible for awards under the 2024 Plan. The 2024 Plan is administered by the compensation committee. Unless amended prior to the termination date, the 2024 Plan will terminate on June 12, 2034, but previously granted awards will remain outstanding until they expire by their terms or under the terms of the 2024 Plan.

Pursuant to the agreements governing restricted stock awards granted under the 2024 Plan, unless otherwise determined by the compensation committee, upon the termination of an employee’s employment with the Company or any of its subsidiaries for any reason, the employee shall immediately forfeit all shares of restricted stock which have not vested.

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Precision Healing Plan. On April 1, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, United Wound and Skin Solutions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“UWSS”), Precision Healing Inc., a Delaware corporation (“Precision Healing”), PH Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), PH Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Furneaux Capital Holdco, LLC (d/b/a BlueIO), solely in its capacity as the representative of the securityholders of Precision Healing. On April 4, 2022 (the “Closing Date”), the transactions contemplated by the Merger Agreement closed and Merger Sub I merged with and into Precision Healing, with Precision Healing being the surviving entity and becoming a wholly owned subsidiary of UWSS and an indirect subsidiary of the Company (the “First Merger”). In addition, as part of the same overall transaction, the surviving entity of the First Merger merged with and into Merger Sub II, with Merger Sub II being the surviving entity and continuing as a wholly owned subsidiary of UWSS and an indirect subsidiary of the Company.

Pursuant to the Merger Agreement, on the Closing Date, the Precision Healing options previously granted under the Precision Healing Inc. 2020 Stock Option and Grant Plan (the “Precision Healing Plan”) and outstanding immediately prior to the First Merger Effective Time (as defined in the Merger Agreement) converted pursuant to their terms into options to acquire, on the same terms and conditions as were applicable under such Precision Healing options immediately prior to the First Merger Effective Time, an aggregate of 144,191 shares of common stock, par value $0.001 per share, of the Company with a weighted exercise price of $10.71 per share. Concurrent with our assumption of the Precision Healing Plan, we terminated the ability to offer future awards under the Precision Healing Plan.

Change of Control

The agreements governing restricted stock awards granted under the 2014 Plan and the 2024 Plan provide that, upon a Change in Control of the Company (as defined in the appliable plan), all restricted stock awards become fully vested.

Under the 2014 Plan, a “Change in Control” is defined as (i) a sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; (ii) a merger or consolidation to which the Company is a party if all persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation become beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of securities having less than 50% of the total combined voting power for election of directors (or comparable governing body) of the surviving corporation or other entity following the effective date of such merger or consolidation; or (iii) the approval by shareholders of the Company of any plan or proposal for the liquidation of the Company or its subsidiaries (other than into the Company).

Under the 2024 Plan, a “Change in Control” is defined as (i) a merger or consolidation to which the Company is a party if all persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation become beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of securities having less than 50% of the total combined voting power for election of directors (or comparable governing body) of the surviving corporation or other entity following the effective date of such merger or consolidation; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; or (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

Equity Award Timing Policy

We do not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of such awards in relation to the disclosure of material non-public information by the Company. If in the future we grant new awards of options, stock appreciation rights, or similar option-like instruments, we will establish a policy regarding the timing of such awards in relation to the disclosure of material non-public information, and the Board will evaluate the appropriate steps to take in relation to the foregoing.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards as of December 31, 2025, for our named executive officers. Market value was determined using the last sale price of our common stock on December 31, 2025, which was $23.35.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Seth D. Yon	70,254	1,640,431
Ronald T. Nixon	7,534	175,919
Elizabeth B. Taylor	5,382	125,670
Jacob A. Waldrop	10,341	241,462

(1)	Represents restricted shares that vest as follows:

Name	Shares of Restricted Stock	Vesting Schedule
Seth D. Yon	28,563	33% on each of September 15, 2026, 2027 and 2028
	9,149	33% on each of February 25, 2026, 2027 and 2028
	26,932	50% on each of May 15, 2026 and 2027
	4,164	50% on each of March 7, 2026 and 2027
	1,446	100% on March 1, 2026
Ronald T. Nixon	7,534	33% on each of February 25, 2026, 2027 and 2028
Elizabeth B. Taylor	5,382	33% on each of February 25, 2026, 2027 and 2028
Jacob A. Waldrop	1,551	100% on April 15, 2026
	8,790	33% on each of February 25, 2026, 2027 and 2028

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that are reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both reported in our Summary Compensation Table, as well as the adjusted values required in this section, for the 2025, 2024 and 2023 fiscal years.

Year	Summary Compensation Table Total for PEO (Current)(1) ($)	Compensation Actually Paid to PEO (Current)(2) ($)	Summary Compensation Table Total for PEO (Former)(1) ($)	Compensation Actually Paid to PEO (Former)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment based on TSR(4) ($)	Net Loss(5) ($)
2025	2,306,511	1,520,277	585,479	450,151	740,235	571,477	51.32	(37,562,606)
2024	-	-	1,693,865	1,168,356	523,739	455,023	112.35	(9,664,547)
2023	-	-	909,645	784,310	707,875	657,924	82.36	(4,303,197)

(1)	The dollar amounts reported in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for the 2023, 2024 and 2025 fiscal years for the persons who served as our principal executive officer (“PEO”) for the applicable year. Zachary B. Fleming served as our PEO from January 2022 to May 2024, and Mr. Nixon served as our PEO from May 2024 until his resignation in September 2025. Mr. Fleming’s compensation information for 2023 and 2024 and Mr. Nixon’s compensation information for 2024 and 2025 are included in this table as former PEOs in accordance with Item 402(v) of Regulation S-K. Effective September 2025, Mr. Yon was appointed as President and Chief Executive Officer, and since such date, has performed the duties of PEO. For additional information, see “Executive Compensation—Summary Compensation Table.”

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(2)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to our current and former PEOs and our other NEOs (on average), as computed in accordance with Item 402(v) of Regulation S-K. “Compensation actually paid” is computed by subtracting the amounts in the “Stock Awards” column of the Summary Compensation Table for the applicable year from the “Total” column of the Summary Compensation Table for the applicable year and then, as applicable: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the reporting year, the amount equal to the fair value at the end of the prior year and (vi) adding the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The following table reflects the adjustments made to compute “compensation actually paid”:

	2025			2024			2023
	PEO	Former PEO	Non-PEO NEOs	PEO	Former PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total ($)	2,306,511	585,479	740,235	855,758	838,107	523,739	909,645	707,875
Adjustments
Stock Awards ($)	(1,318,742)	(262,485)	(596,767)	(338,091)	(467,483)	(271,267)	(362,046)	(175,006)
Fair Value of Equity Awards ($)
Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	880,575	175,919	330,916	358,958	210,687	257,333	287,207	173,319
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	(320,539)	-	-	-	(43,205)	(39,460)	(61,098)	(23,764)
Change in Fair Value of Prior Year Equity Awards Vested in the Covered Year	(27,528)	(48,762)	(5,921)	-	(21,640)	(15,322)	(53,960)	(24,500)
Fair Value on Vesting Date of Equity Awards Granted and Vested in the Covered Year	-	-	103,014	-	-	-	64,562	-
Fair Value of Equity Awards Granted in any Prior Year that Failed to Meet Vesting Conditions	-	-	-	-	(224,735)	-	-	-
Total Adjustments for Fair Value of Equity Awards ($)	532,508	127,157	428,009	358,958	(78,893)	202,551	236,711	125,055
Compensation Actually Paid ($)	1,520,277	450,151	571,477	876,625	291,731	455,023	784,310	657,924

(3)	The dollar amounts reported in this column represent the average of the amounts reported for our NEOs as a group (excluding Messrs. Yon, Nixon and Fleming) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. Yon, Nixon and Fleming) included for purposes of calculating the average amounts in each applicable year are as follows: for 2025, Ms. Taylor and Messrs. Waldrop and Muppalla, for 2024, Messrs. McNeil and Waldrop, for 2023, Mr. McNeil.

(4)	The amounts reported in this column reflect our cumulative total shareholder return (“TSR”) as of December 31 of each year presented, assuming an initial fixed $100 investment on December 30, 2022. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2025, 2024 or 2023.

(5)	The dollar amounts reported represent the amount of net loss attributable to the Company’s shareholders as reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

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Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between compensation actually paid to our current PEO and former PEOs, the average of compensation actually paid to our non-PEO NEOs, and our net loss during the three most recently completed fiscal years.

Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between compensation actually paid to our current PEO and former PEOs, the average of compensation actually paid to our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Weaver and Tidwell, L.L.P. has served as the Company’s independent registered public accounting firm since September 8, 2021. The Board has selected Weaver and Tidwell, L.L.P. as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2026. We expect that representatives of Weaver and Tidwell, L.L.P. will virtually attend the Annual Meeting. If present, they will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the Annual Meeting.

The Board is asking shareholders to ratify the appointment of Weaver and Tidwell, L.L.P. If our shareholders do not ratify the appointment of Weaver and Tidwell, L.L.P. at the Annual Meeting, the Board may consider other accounting firms for the fiscal year ending December 31, 2026. The Board will be under no obligation, however, to appoint a new independent registered public accounting firm.

Vote Required and Board Recommendation

Assuming the presence of a quorum, the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the vote of the holders of a majority of the shares entitled to vote that are actually voted for, against or expressly abstained on the proposal.

The Board recommends that you vote “FOR” the ratification of the selection of Weaver and Tidwell, L.L.P. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation.

At our annual meeting of shareholders held on July 9, 2020, our shareholders voted to adopt the recommendation of our Board to include an advisory vote to approve executive compensation in our proxy materials every three years. If our shareholders approve “3 YEARS” with respect to Proposal 4 (as recommended by our Board), the next advisory vote to approve executive compensation will be presented at our annual meeting of shareholders held in 2029.

Because this is an advisory vote, this proposal is not binding upon the Company or our Board, however, the compensation committee of the Board, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive Compensation,” we believe that the most effective compensation program is one that is designed to reward our executives for the achievement of our short-term and long-term strategic goals. When establishing total compensation for our named executive officers, our compensation committee has the following objectives:

●	align our executives’ interests with those of our shareholders; and

●	provide our executives with reasonable and competitive compensation.

We are asking our shareholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including disclosure under the “Executive Compensation” heading and the compensation tables and the narrative discussion related thereto.”

Vote Required and Board Recommendation

Assuming the presence of a quorum, the approval of the compensation of the Company’s named executive officers, as described in this Proxy Statement, requires the vote of the holders of a majority of the shares entitled to vote that are actually voted for, against or expressly abstained on the proposal. This is a non-binding advisory vote.

The Board recommends that you vote “FOR” the approval of the executive compensation described herein.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to recommend, on an advisory basis, whether the advisory shareholder vote on the compensation of our named executive officers should occur every one, two or three years. While this vote is a non-binding advisory vote, we value the opinions of shareholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

After careful consideration, the Board believes that submitting to shareholders the advisory vote to approve executive compensation every three years is appropriate for us and our shareholders at this time. The Board believes that an advisory vote at this frequency will provide shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period. An advisory vote that occurs every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation. The Board is therefore recommending that shareholders vote to hold the advisory vote to approve executive compensation every three years. It is anticipated that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our annual meeting of shareholders in 2032.

The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company or our Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our shareholders.

Vote Required and Board Recommendation

Assuming the presence of a quorum, the alternative among “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting that are entitled to vote that are actually voted on the proposal will be deemed to be the frequency preferred by our stockholders.

The Board recommends that you vote “3 YEARS” with respect to the frequency of future advisory votes on named executive officer compensation.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The audit committee assists the Board in its general oversight of the Company’s financial reporting processes. The audit committee charter describes in greater detail the full responsibilities of the audit committee. During each fiscal year, the audit committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the audit committee meets with management and independent registered public accountants to review and discuss annual audited financial statements and quarterly financial statements. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the audit committee meets separately with the independent registered public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the audit committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention, reviewing the scope of their audit services, approving audit and non-audit services and confirming the independence of the independent registered public accountants. Together with senior members of the Company’s financial management team, the audit committee reviews the overall audit scope and plans of the independent registered public accountants, the results of external audit examinations and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the audit committee reviews key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the audit committee continues to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the audit committee acts in an oversight capacity. The audit committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent registered public accountants prior to their issuance. In its oversight role, the audit committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. Weaver and Tidwell, L.L.P. is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The audit committee has reviewed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communication with audit committees,” including a discussion with management and the independent registered public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the audit committee reviewed and discussed with Weaver and Tidwell, L.L.P. matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from Weaver and Tidwell, L.L.P. to the audit committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the audit committee concerning independence. The audit committee concluded that Weaver and Tidwell, L.L.P. is independent from the Company and its management. The audit committee has discussed with independent auditors all matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

Taking all these reviews and discussions into account, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2025 for filing with the SEC.

AUDIT COMMITTEE

Eric D. Tanzberger, Chair

Robert A. DeSutter

Roszell Mack III

The Audit Committee Report set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

39

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Weaver and Tidwell, L.L.P. has served as the Company’s independent registered public accounting firm since September 8, 2021.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. We engaged Weaver and Tidwell, L.L.P. to conduct an annual audit and review of quarterly financial statements for the four fiscal quarters and years ended December 31, 2025 and 2024. Audit fees for services performed by Weaver and Tidwell, L.L.P. in 2025 and 2024 were $561,750 and $405,405, respectively. The audit fees for 2024 include fees of $22,851 paid to Weaver and Tidwell, L.L.P. in connection with professional services including comfort letters, consents and review of documents filed with the SEC.

Audit-Related Fees. There were no audit-related fees for 2025 or 2024.

Tax Fees. There were no tax fees for 2025 or 2024.

All Other Fees. We paid no other fees to our independent registered public accountants.

Pre-Approval Policies and Procedures

The Company’s audit committee is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and other services. The audit committee may also pre-approve particular services on a case-by-case basis. The independent registered public accountants are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accountants in accordance with such pre-approval. The audit committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Board at the next scheduled meeting of the Board.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

40

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a shareholder proposal submitted for inclusion in our proxy statement for the 2027 annual meeting must be received by us at or before the close of business (5:00 p.m. local time) on December 18, 2026. Such proposal must be submitted to our corporate offices at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102, Attn: Corporate Secretary. However, pursuant to Rule 14a-8, if the 2027 annual meeting is held on a date that is before May 5, 2027 or after July 4, 2027, then a shareholder proposal submitted for inclusion in our proxy statement for the 2027 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2027 annual meeting.

If a shareholder is (i) submitting a proposal outside the proposal process mandated by Rule 14a-8 to be presented at the 2027 annual meeting or (ii) nominating an individual for election as a director at the 2027 annual meeting, in each case pursuant to the advance notice provisions of our Bylaws, the proposal or nomination must be received by the Corporate Secretary of the Company at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102 not earlier than February 4, 2027 or later than March 6, 2027, together with the necessary supporting documentation required under that bylaw provision; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is not scheduled to be held between May 5, 2027 and August 3, 2027, to be timely, notice by the shareholder must be received by the Corporate Secretary of the Company at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102 not earlier than the 120th day before the date of the 2027 annual meeting and not later than the later of (i) the 90th day before the date of the 2027 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made by the Company.

Shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.

A copy of our 2025 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Sanara MedTech Inc., Attention: Corporate Secretary, 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102.

41

Sanara MedTech

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMTI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91653-P51163 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SANARA MEDTECH INC.

The Board of Directors recommends you vote FOR the election of each of the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and 3 YEARS with respect to Proposal 4:

	For All	Withhold All	For All Except
1. To approve the election of the nine director nominees listed below to serve on the Company's Board of Directors until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Seth D. Yon
02) Ronald T. Nixon
03) Robert A. DeSutter
04) Roszell Mack III
05) Eric D. Major
06) Keith G. Myers
07) Sara N. Ortwein
08) Ann Beal Salamone
09) Eric D. Tanzberger

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting will be voted on by the proxy holders in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 4, 2026:
The Notice of Annual Meeting, Proxy Statement and the Company's 2025 Annual Report to Shareholders are available at www.proxyvote.com.

V91654-P51163

SANARA MEDTECH INC.

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, JUNE 4, 2026 AT 10:00 A.M. CST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Seth D. Yon and Elizabeth B. Taylor, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sanara MedTech Inc. (the "Company") that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 A.M. Central Standard Time, on June 4, 2026, at www.virtualshareholdermeeting.com/SMTI2026, and any adjournment or postponement thereof. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies named above are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE